UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Credit Agreement

With respect to that certain Term Loan Credit and Security Agreement (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), dated as of August 5, 2021, with the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as disbursing agent and collateral agent, on June 4, 2026, Quantum Corporation (the “Company”) paid an aggregate of $57.8 million in connection with the termination of the Credit Agreement, consisting of the entire outstanding principal amount of $56.0 million, accrued interest of $1.5 million, and fees and expenses of $0.3 million incurred in connection with such termination.

Termination of Equity Line of Credit

With respect to that certain Standby Equity Purchase Agreement (the “SEPA”), dated as of January 25, 2025, with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”), on June 4, 2026, in accordance with the terms of the SEPA, the Company provided a notice to Yorkville regarding its termination of the SEPA, effective as of June 11, 2026. There were no amounts owed to Yorkville under the SEPA at the time the termination notice was provided.

Termination of Indenture

Pursuant to the terms of that certain Conversion Agreement (the “Conversion Agreement”), dated as of June 1, 2026, with Dialectic Technology SPV LLC (“Dialectic”) and, solely with respect to Sections 7.1 and 7.3 and Articles III and X thereof, U.S. Bank Trust Company, National Association, as the trustee and collateral agent under the Indenture (the “Indenture”), dated as of December 18, 2025, by and among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, on June 4, 2026, all of the Company’s outstanding 10.00% PIK Senior Secured Convertible Notes due 2028 were canceled, and the Indenture was satisfied and discharged in full.

As previously disclosed, John Fichthorn, a member of the Company’s board of directors, is the Managing Partner of Dialectic Capital Management, an investment advisor to Dialectic.

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

The Company has established September 15, 2026 as the date for its 2026 annual meeting of stockholders (the “Annual Meeting”).

A stockholder proposal not included in the proxy statement for the Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Company’s Secretary at its principal executive offices and otherwise complies with the provisions of the Company’s Amended and Restated Bylaws (the “Bylaws”). To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting of stockholders. However, because the date of the Annual Meeting is being advanced by more than 30 days before the one-year anniversary of the 2025 annual meeting, the Company must receive the stockholder’s notice not earlier than the close of business on the 120th day before the Annual Meeting and not later than the close of business on the later of (i) the 90th day before the Annual Meeting, and (ii) the tenth day after public announcement of the Annual Meeting date. For the Annual Meeting, stockholders must submit written notice to the Secretary in accordance with the Bylaws no later than the close of business on June 17, 2026.

In addition to complying with the June 17, 2026 deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials and director nominations for the Annual Meeting must also comply with all applicable Securities and Exchange Commission rules, including Rule 14a-8 and Rule 14a-19, Delaware corporate law, and the Bylaws in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: June 5, 2026	By:	/s/ William H. White
	Name:	William H. White
	Title:	Chief Financial Officer